UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

uniQure N.V. (“uniQure”) held its 2021 Extraordinary General Meeting of Shareholders (“EGM”) on Thursday, October 21, 2021. The total number of uniQure’s ordinary shares (“Ordinary Shares”) eligible to vote at the EGM was 46,202,229, with one vote per Ordinary Share. The shareholders of uniQure voted on the following agenda item, which is described in more detail in the definitive proxy statement filed by uniQure with the Securities Exchange Commission on September 17, 2021 in connection with the EGM:

Agenda Item II - To appoint Rachelle Jacques as a non-executive director

Regarding the proposal to appoint Rachelle Jacques as a non-executive director of uniQure’s board of directors for a term ending at uniQure’s 2024 annual general meeting of shareholders (or until her earlier death, resignation, suspension or dismissal), 32,430,294 votes were cast in favor of the proposal, 102,993 votes were cast against the proposal, 7,398 votes abstained, and there were no non-votes and no uncast votes.

At least one-third of the issued share capital of uniQure were present in person or represented by proxy at the EGM, constituting a quorum for purposes of the above referenced agenda item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: October 21, 2021	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer

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